Exhibit 21.1
SUBSIDIARIES
A list of subsidiaries of Kenvue Inc. is set forth below, indicating as to each the state or other jurisdiction of incorporation or organization.

Name of Subsidiary	Jurisdiction
Backsvalan 6 Handelsbolag	Sweden
Beijing Dabao Cosmetics Co., Ltd.	China
Carlo Erba OTC S.r.l.	Italy
Ci:z. Labo Co., Ltd.	Japan
Debs-Vogue Corporation Proprietary Limited	South Africa
JNTL (APAC) HoldCo 2 LLC	Delaware
JNTL (APAC) HoldCo 3 Pte. Ltd.	Singapore
JNTL (APAC) HoldCo LLC	Delaware
JNTL (APAC) HoldCo Pte. Ltd.	Singapore
JNTL (Canada) HoldCo ULC	Canada
JNTL (Japan) HoldCo Inc.	Delaware
JNTL (Malaysia) Sdn. Bhd.	Malaysia
JNTL (Middle East) HoldCo LLC	Delaware
JNTL (Puerto Rico) HoldCo GmbH	Switzerland
JNTL (Shanghai) Investment Co., Ltd.	China
JNTL (Switzerland) HoldCo GmbH	Switzerland
JNTL (Thailand) HoldCo LLC	Delaware
JNTL (UK) HoldCo Limited	United Kingdom
JNTL Consumer Health (Belgium) BV	Belgium
JNTL Consumer Health (Brazil) Ltda.	Brazil
JNTL Consumer Health (Czech Republic) s.r.o.	Czech Republic
JNTL Consumer Health (Dominican Republic), S.A.S.	Dominican Republic
JNTL Consumer Health (Finland) Oy	Finland
JNTL Consumer Health (France) SAS	France
JNTL Consumer Health (Hungary) Kft.	Hungary
JNTL Consumer Health (India) Private Limited	India
JNTL Consumer Health (KSA) Technical Scientific Office	Saudi Arabia
JNTL Consumer Health (New Zealand) Limited	New Zealand
JNTL Consumer Health (Norway) AS	Norway
JNTL Consumer Health (Philippines) Inc.	Philippines
JNTL Consumer Health (Poland) sp. z o.o.	Poland
JNTL Consumer Health (Portugal), Limitada	Portugal
JNTL Consumer Health (Romania) S.R.L.	Romania
JNTL Consumer Health (Services) LLC	Delaware
JNTL Consumer Health (Slovakia), s.r.o.	Slovakia
JNTL Consumer Health (Spain), S.L.	Spain

Name of Subsidiary	Jurisdiction
JNTL Consumer Health (Taiwan) Limited	Taiwan
JNTL Consumer Health (Vietnam) Co. Ltd.	Vietnam
JNTL Consumer Health General Services BV	Belgium
JNTL Consumer Health I (Ireland) Limited	Ireland
JNTL Consumer Health I (Switzerland) GmbH	Switzerland
JNTL Consumer Health I (Switzerland) GmbH ( Latvian Representative Office)	Latvia
JNTL Consumer Health II (Switzerland) GmbH	Switzerland
JNTL Consumer Health K.K.	Japan
JNTL Consumer Health LLC	Egypt
JNTL Consumer Health Mexico, S. de R.L. de C.V.	Mexico
JNTL Consumer Health Middle East FZ-LLC	United Arab Emirates
JNTL HoldCo 2 LLC	Delaware
JNTL HoldCo 3 LLC	Delaware
JNTL HoldCo 4 LLC	Delaware
JNTL HoldCo 5 LLC	Delaware
JNTL HoldCo 6 LLC	Delaware
JNTL HoldCo 7 LLC	Delaware
JNTL HoldCo 8 LLC	Delaware
JNTL HoldCo LLC	Delaware
JNTL Holdings 2, Inc.	Delaware
JNTL Holdings 3, Inc.	Delaware
JNTL Holdings B.V.	Netherlands
JNTL Holdings, Inc.	Delaware
JNTL Turkey Tüketici Sağlığı Limited Şirketi	Turkey
Johnson & Johnson - Societa' Per Azioni	Italy
Johnson & Johnson (Egypt) S.A.E.	Egypt
Johnson & Johnson (Thailand) Ltd.	Thailand
Johnson & Johnson China Ltd.	China
Johnson & Johnson Consumer (Hong Kong) Limited	Hong Kong
Johnson & Johnson Consumer (Thailand) Limited	Thailand
Johnson & Johnson Consumer B.V.	Netherlands
Johnson & Johnson Consumer Holdings France	France
Johnson & Johnson Consumer Inc.	Delaware
Johnson & Johnson Consumer	Belgium
Johnson & Johnson Consumer Saudi Arabia Limited	Saudi Arabia
Johnson & Johnson Consumer Services EAME Ltd.	United Kingdom
Johnson & Johnson de Argentina S.A.C. e. I.	Argentina
Johnson & Johnson de Colombia S.A	Colombia
Johnson & Johnson del Ecuador, S.A.	Ecuador

Name of Subsidiary	Jurisdiction
Johnson & Johnson del Paraguay, S.A.	Paraguay
Johnson & Johnson del Peru S.A.	Peru
Johnson & Johnson Gesellschaft m.b.H.	Austria
Johnson & Johnson GmbH	Germany
Johnson & Johnson Guatemala, Sociedad AnÓnima	Guatemala
Johnson & Johnson Hellas Commercial and Industrial S.A.	Greece
Johnson & Johnson Hellas Consumer Products Commercial Societe Anonyme	Greece
Johnson & Johnson Industrial Ltda.	Brazil
Johnson & Johnson Korea Selling & Distribution LLC	Republic of Korea
Johnson & Johnson Korea, Ltd.	Republic of Korea
Johnson & Johnson Limited	United Kingdom
Johnson & Johnson Pacific Pty Limited	Australia
Johnson & Johnson Panama S.A.	Panama
Johnson & Johnson Personal Care (Chile) S.A.	Chile
Johnson & Johnson Pte. Ltd.	Singapore
Johnson & Johnson Pty. Limited	Australia
Johnson & Johnson Sante Beaute France	France
Johnson & Johnson Ukraine LLC	Ukraine
Johnson & Johnson, S.A. de C.V.	Mexico
Johnson & Johnson Proprietary Limited	South Africa
Johnson Y Johnson de Costa Rica Sociedad Anonima	Costa Rica
Kenvue Canada Inc.	Canada
Kenvue Solutions India Private Limited	India
McNeil AB	Sweden
McNeil Consumer Pharmaceuticals Co.	New Jersey
McNeil Denmark ApS	Denmark
McNeil Healthcare (Ireland) Limited	Ireland
McNeil Healthcare (UK) Limited	United Kingdom
McNeil Healthcare LLC	Delaware
McNeil Iberica S.L.	Spain
McNeil LA LLC	Delaware
McNEIL MMP, LLC	New Jersey
McNeil Nutritionals, LLC	Delaware
McNeil Products Limited	United Kingdom
McNeil Sweden AB	Sweden
NeoStrata Company, Inc.	Delaware
NeoStrata UG (haftungsbeschränkt)	Germany
OGX Beauty Limited	United Kingdom
Pharmadirect Ltd.	Canada

Name of Subsidiary	Jurisdiction
Pharmedica Laboratories Proprietary Limited	South Africa
Productos de Cuidado Personal y de La Salud de Bolivia S.R.L.	Bolivia
PT Integrated Healthcare Indonesia	Indonesia
PT Johnson & Johnson Indonesia	Indonesia
Shanghai Elsker Mother & Baby Co., Ltd	China
Shanghai Johnson & Johnson Ltd.	China
Shanghai Johnson & Johnson Pharmaceuticals Ltd.	China
Union Global Assurance Company	Vermont
Vania Expansion	France
Vogue International LLC	Delaware
Zarbee’s, Inc.	Delaware